Exhibit 99.1

The Necessity Retail REIT Second Quarter 2023 Investor Presentation August 2023

The Necessity Retail REIT 1 ® Where America Shops | www.necessityretailreit.com Merger and Internalization Update 1. For more information, refer to the Registration Statement on Form S-4 that GNL filed with the Securities and Exchange Commission (“SEC”) on July 6, 2023, as amended on July 17, 2023. 2. Market data as of announcement on May 23, 2023. Merger and Internalization Update(1) Signed definitive agreement to merge with Global Net Lease, Inc. (NYSE: GNL) – expected to close in September 2023 Company to internalize management and further enhance corporate governance at closing Accretive transaction, upon closing, creates the third largest listed net lease REIT with global presence Combined company will be highly differentiated with a global growth platform that is expected to benefit from substantial scale and cost savings Stockholders will receive 0.670 shares of GNL for each common share of RTL, representing a 35% premium to RTL’s 30-day VWAP(2) RTL stockholders expected to receive a 12% increase to the quarterly dividend they currently receive from RTL RTL stockholders have potential for a credit rating upgrade upon the close of the transaction Special meeting set for September 8, 2023; fixed record date of August 8, 2023 THE RTL BOARD OF DIRECTORS RECOMMENDS THAT RTL’S STOCKHOLDERS VOTE “FOR” EACH OF THE PROPOSALS TO BE CONSIDERED AT THE RTL SPECIAL MEETING

The Necessity Retail REIT 2 ® Where America Shops | www.necessityretailreit.com Second Quarter 2023 Overview Portfolio Information:(1) Real Estate Investments, at cost $4.9 billion # of Properties 991 States (including District of Columbia) 47 Portfolio Occupancy(1) 92.7% Portfolio Executed Plus Leasing Pipeline Occupancy(1) 94.4%(4) Q2’23 Annualized Straight-line Rent (“SLR”)(2) $366.2 million Weighted Average Remaining Lease Term(2) 6.9 Years Top 20 Tenant Investment Grade %(2)(3) 69.3% Note: Metrics shown as of and for the period ending June 30, 2023. 1. See appendix for a full description of capitalized terms and a reconciliation of non-GAAP metrics. 2. Based on Annualized Straight-line Rent as of June 30, 2023. 3. Based on Annualized Straight-line Rent and on ratings information as of June 30, 2023. For our purposes, includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings, which includes ratings of the tenant’s parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or lease guarantor. See appendix for a full description of Investment Grade. RTL’s top 20 tenants were 56.9% actual and 12.4% implied Investment Grade rated. 4. Leasing Pipeline and Executed Occupancy data as of July 31, 2023. Assumes executed leases commence and signed LOIs lead to definitive leases on their contemplated terms, which is not assured. Diligent Balance Sheet Liquidity of $101.5 million, weighted average interest rate of 4.7%, weighted average debt maturity of 3.8 years Necessity-Based Retail Focus 52.8% of portfolio SLR is derived from Necessity-Based retail tenants, which RTL believes are more resilient to e-commerce and economic cycles than Traditional Retail(1) Robust Leasing Platform Year-over-year, total portfolio Occupancy increased to 92.7%(1) in Q2’23 from 90.9% in Q2’22 and is expected to further increase to 94.4%(4) Proactive Disposition Program RTL completed $100.8 million of dispositions in Q2’23, bringing total 2023 dispositions to $172.2 million, by contract sales price Best-in-Class Portfolio 69.3% of top 20 tenants are actual or implied Investment Grade Rated(1) and 50.9% are Necessity-Based

Second Quarter 2023 Portfolio Summary

RTL's preeminent Necessity-Based retail portfolio features a unique investment mix of open-air shopping centers with market-rate rental growth opportunities and stable, long-term single-tenant net-leased assets.

Portfolio Metrics *($ and SF in mm)*	**Multi-Tenant**	**Single-Tenant**	**Total Portfolio**
Real Estate Investments, at cost	**$2,717**	**$2,172**	**$4,889**
Number of Properties	**109**	**882**	**991**
States (including District of Columbia)	**29**	**47**	**47**
Square Feet	**16.4**	**11.0**	**27.3**
Annualized Straight-Line Rent	**$200.8**	**$165.4**	**$366.2**
Occupancy (%)	**89.5%**	**97.5%**	**92.7%**
Executed Occupancy Plus Leasing Pipeline[1] (%)	**92.3%**	**97.6%**	**94.4%**
Investment Grade Tenancy[2] (%)	**36.5%**	**65.9%**	**52.7%**[3]
Weighted Average Remaining Lease Term	**4.9 Years**	**9.3 Years**	**6.9 Years**

Total Portfolio Annualized SLR by Segment



Power Center
Anchored Center
Grocery Center
Single-Tenant
Multi-Tenant 55%
$366 million
32%
12%
11%
45%

Single-Tenant



2%
18%
$165 million
80%
Retail
Distribution
Office

Multi-Tenant



21%
21%
$201 million
58%
Power Center
Anchored Center
Grocery Center

Note: Metrics shown as of and for the period ending June 30, 2023.

1. As of July 31, 2023. Includes all leases fully executed by both parties where the tenant has yet to take possession, all leases fully executed by both parties, and all leases under negotiation with an executed LOI by both parties, net of terminations. Assumes executed leases commence and signed LOIs lead to definitive leases on their contemplated terms, which is not assured. See appendix for a full description of Executed Occupancy and Leasing Pipeline for additional information.
2. Based on Annualized Straight-line Rent and on ratings information as of June 30, 2023. Includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade ratings, which includes ratings of the tenant's parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. See appendix for a full description of Investment Grade. As of June 30, 2023, RTL's single-tenant portfolio tenants were 45.8% actual and 20.1% implied investment grade rated. RTL's multi-tenant portfolio includes credit ratings for tenants who occupy 10,000 square feet or more. RTL's multi-tenant portfolio tenants were 29.7% actual and 6.8% implied investment grade rated. On a total portfolio basis, RTL's tenants were 38.6% actual and 14.1% implied Investment Grade rated.
3. Includes anchor tenants, tenants that occupy 10,000 square feet or more, only from the multi-tenant portfolio.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com
3

Top 10 Tenants Represent *Where America Shops*

Top 10 tenants represent only 29.8% of portfolio SLR and feature creditworthy everyday brands.

Tenant		Credit	Market Cap[1]	Tenant Industry	Remaining Lease Term *(in years)*	% SLR
IR	Imperial Reliance	Implied: Baa2	N/A	Gas & Convenience	15.5	4.3%
FRESENIUS MEDICAL CARE	Fresenius	Actual: Baa3	$14 Billion	Healthcare	6.2	4.0%
HOME DEPOT	Home Depot	Actual: A2	$312 Billion	Home Improvement	6.6	3.5%
americold	AmeriCold	Actual: Baa3	$9 Billion	Refrigerated Warehousing	4.2	3.5%
TRUIST	Truist Bank	Actual: A2	$40 Billion	Retail Banking	6.0	3.3%
PETSMART	PetSmart	Actual: B1	N/A	Pet Supplies	4.3	2.8%
DICK'S SPORTING GOODS	Dick's Sporting Goods	Actual: Baa3	$11 Billion	Sporting Goods	3.1	2.3%
DOLLAR GENERAL	Dollar General	Actual: Baa2	$37 Billion	Discount Retail	6.2	2.1%
BEST BUY	Best Buy	Actual: A3	$18 Billion	Electronics	3.3	2.1%
KOHL'S	Kohl's Corporation	Actual: Ba2	$3 Billion	Department Store	4.6	1.9%
	Top 10 Tenants	**84.1% IG Rated[2]**	**$444 Billion**		**6.6**	**29.8%**
	Remaining Portfolio				**7.0**	**70.2%**

Note: Metrics shown for the Q2'23 RTL portfolio as of and for the period ending June 30, 2023.

1. *Market capitalization as of June 30, 2023. Source: Stock Analysis.*
2. *Based on Annualized Straight-Line Rent. Ratings information as of June 30, 2023. 69.8% of the rated tenants were actual Investment Grade rated and 14.3% of the rated tenants were implied Investment Grade rated, which includes ratings of the tenant's parent (regardless of whether or not the parent has guaranteed the tenant's obligation under the lease) or lease guarantor. See appendix for a full description of Investment Grade.*

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com 4

The Necessity Retail REIT 5 ® Where America Shops | www.necessityretailreit.com Primarily Necessity-Based Tenant Base (% of SLR) Features significant tenant-industry diversity with no individual tenant-industry representing more than 8% of SLR and a tenant base that is 53% Necessity-Based retail. Tenant Industry Type % of SLR Discount Retail Traditional Retail(1) 8% Gas/Convenience Necessity-Based 8% Specialty Retail Traditional Retail 8% Healthcare Necessity-Based 7% Home Improvement Traditional Retail 5% Quick Service Restaurant Necessity-Based 5% Retail Banking Necessity-Based 5% Apparel Retail Traditional Retail 5% Full-Service Restaurant Necessity-Based 4% Sporting Goods Traditional Retail 4% Grocery Necessity-Based 4% Pet Supplies Traditional Retail 3% Refrigerated Warehousing Distribution 3% Auto Services Necessity-Based 3% Furniture Traditional Retail 3% Salon / Beauty Necessity-Based 3% Department Store Traditional Retail 2% Electronics Traditional Retail 2% 21 Others Various 18% Discount Retail 8% Gas/Convenience 8% Specialty Retail 8% Healthcare 7% Home Improvement 5% Quick Service Restaurant 5% Retail Banking 5% Full-Service Restaurant 4% Apparel Retail 5% Sporting Goods 4% Grocery 4% Pet Supplies 3% Refrigerated Warehousing 3% Auto Services 3% Furniture 3% Salon / Beauty 3% Department Store 2% Electronics 2% All Others 18% 40 Tenant Industries 53% of portfolio SLR was derived from Necessity-Based tenants Note: Metrics shown for the Q2’23 RTL portfolio as of the period ending June 30, 2023. Refer to the Company’s 10-Q report for additional information on on-going tenant bankruptcy proceedings that may impact RTL’s portfolio. 1. See appendix for a full description of capitalized terms.

The Necessity Retail REIT 6 ® Where America Shops | www.necessityretailreit.com Significant Sunbelt Presence Coupled With Geographic Diversification 61% of SLR was derived from sunbelt markets, which continue to grow and have favorable demographic tailwinds, with the balance derived from dense suburban markets with strong MSA’s and community centric lifestyles. Sunbelt Markets RTL Single-Tenant RTL Multi-Tenant State % of SLR GA 10% NC 8% FL 6% OH 6% AL 6% TX 6% IL 5% SC 5% KY 4% CA 4% 37 Others 40% Legend Note: Metrics shown for the Q2’23 RTL portfolio as of the period ending June 30, 2023. Refer to the Company’s 10-Q report for additional information on on-going tenant bankruptcy proceedings that may impact RTL’s portfolio.

The Necessity Retail REIT 7 ® Where America Shops | www.necessityretailreit.com 2% 7% 9% 10% 14% 11% 9% 5% 34% 2023 2024 2025 2026 2027 2028 2029 2030 Thereafter Lease Maturity Schedule (% of total portfolio SLR) Well Balanced Lease Maturity Schedule Unique investment mix of open-air shopping centers and stable long-term single-tenant net-leased assets results in a well-balanced lease maturity schedule and a weighted average Remaining Lease Term of 6.9 years. 6.9 Years WALT Note: Metrics shown for the Q2’23 RTL portfolio as of the period ending June 30, 2023. Refer to the Company’s 10-Q report for additional information on on-going tenant bankruptcy proceedings that may impact RTL’s portfolio.

The Necessity Retail REIT 8 ® Where America Shops | www.necessityretailreit.com 87.6% 89.5% 92.3% RTL Q2'22 Occupancy RTL Q2'23 Occupancy 14,651 SF 122 SF 341 SF 14,200 14,400 14,600 14,800 15,000 15,200 Successful Leasing and Asset Management Platform RTL’s Multi-Tenant Leasing Platform Is Expected To Increase SLR By $5.5 Million Note: Leasing Pipeline data as July 31, 2023. Assumes executed leases commence and signed LOIs lead to definitive leases on their contemplated terms, which is not assured. Metrics shown for the Q2’23 RTL portfolio as of the period ending June 30, 2023. In the second quarter, RTL completed substantial leasing activity by completing 26 new multi-tenant leases, 41 multi-tenant renewals and modifications with a 4.6% lease spread, and 17 single-tenant renewals and modifications. Additionally, RTL multi-tenant portfolio had a 2023 forward Leasing Pipeline, including Executed Occupancy, of over 463,000 net square feet, which is expected to raise its multi-tenant Occupancy rate to 92.3% and increase multi-tenant net SLR by $5.5 million. Tenants RTL Transacted With in 2023 RTL Q2’23 + Executed Occupancy & Leasing Pipeline ($ in 000’s) Q3'22 Q4'22 Q1’23 Q2’23 Multi-Tenant New Leases Number of Transactions 41 13 26 26 Square Feet 512,130 114,080 273,806 245,668 Annualized SLR $3,531 $1,351 $4,039 $2,955 Multi-Tenant Renewal / Modification Leases Number of Transactions 42 42 44 41 Square Feet 571,739 545,234 722,042 465,094 Annualized SLR $8,377 $6,573 $7,405 $7,050 Lease Spread (%) 7.7% 4.7% 12.7% 4.6% Single-Tenant Renewal / Modification Leases Number of Transactions 3 36 23 17 Square Feet 22,032 1,445,343 102,888 248,686 Annualized SLR $453 $13,195 $6,329 $3,357 Lease Spread (%) 2.8% 2.0% (4.1%) (8.9%)

The Necessity Retail REIT 9 ® Where America Shops | www.necessityretailreit.com Second Quarter 2023 Financial Highlights Note: Metrics as of and for the three months ended June 30, 2023 and June 30, 2022. See Definitions in the appendix for a full description of capitalized terms and for a reconciliation of non-GAAP metrics. 1) Weighted average interest rate based on the balance outstanding and the rate on that balance as of June 30, 2023. 2) See Definitions in the appendix for a full description and a reconciliation of non-GAAP metrics. 3) Excludes the effect of deferred financing costs, net and mortgage premiums, net. 4) Excluding the impacts of GAAP write-offs for lease rejections due to tenant bankruptcies, Adjusted EBITDA would have been $70.9 million and Net Debt/Adjusted EBITDA would have been 9.3x as of June 30, 2023. 5) Includes $20.9 million of costs associated with the proposed merger with GNL, the proxy contest and Blackwells related expenses. Earnings Summary ($ mm) Q2’23 Net (Loss) Income Attributable to Common Stockholders ($53.5) NOI(2) $81.6 Cash NOI(2) $81.3 Funds from Operations (FFO)(2) $0.5 Adjusted Funds from Operations (AFFO)(2) $27.9 Funds from Operations (FFO) per Share $0.00(5) Adjusted Funds from Operations (AFFO) per Share $0.21 Weighted Average Diluted Shares Outstanding 133.8 Optimizing portfolio and financial performance through strategic asset management initiatives by executing significant new and renewal leasing activity and disposing of select assets. Key Capitalization Metrics ($ in mm) Q2’23 Net Debt(2)(3) $2,626 Gross Asset Value(2) $5,142 Net Debt / Adjusted EBITDA 9.9x Net Debt / Adjusted EBITDA (Excluding non-recurring write-offs(4)) 9.3x Net Debt / Gross Asset Value 51.0%_ Debt Capitalization (as of June 30, 2023) ($mm) Single-Tenant Mortgages $1,211 Multi-Tenant Mortgages $370 Total Secured Debt $1,581 2028 4.5% Senior Unsecured Notes $500 Revolving Credit Facility $604 Total Unsecured Debt $1,104 Total Debt $2,685 Weighted Average Interest Rate(1) 4.7% Trailing Twelve Months $113.5 $128.1 Common Stock Dividends AFFO

The Necessity Retail REIT 10 ® Where America Shops | www.necessityretailreit.com 4% 2% 26% 27% 0% 41% 2023 2024 2025 2026 2027 Thereafter Key Capitalization Metrics 4.6 Years 4.3 Years 4.1 Years 3.8 Years 4.7% 3.8% 4.2% 4.4% 4.4% 3.8 Years 2 2.5 3 3.5 4 4.5 5 5.5 6 0.015 0.025 0.035 0.045 0.055 0.065 Q2'2022 Q3'2022 Q4'2022 Q1'2023 Q2'2023 ✓ Balanced debt maturity schedule through 2027 composed primarily of fixed-rate debt ✓ RTL remains focused on reducing leverage through accretive acquisitions, lease-up and its previously announced disposition strategy ✓ Completed $100.8 million of dispositions in Q2’23, bringing total 2023 dispositions to $172.2 million, by contract sales price, along with a forward disposition pipeline(4) of $18.9 million. RTL expects to use the net proceeds to proactively reduce leverage Note: Metrics as of and for the three months ended June 30, 2023 unless otherwise indicated. 1) Based on total debt outstanding as of June 30, 2023. For purposes of the revolving credit facility, the chart uses debt outstanding under the facility at such date and not the total commitment. 2) Weighted based on the outstanding principal balance of debt for Q2’23 as of June 30, 2023 and for Q2’22 as of June 30, 2022. 3) The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less amortization of deferred financing costs, net, and amortization of mortgage premiums on borrowings) for the quarter ended June 30, 2023 and for the quarter ended June 30, 2022. Adjusted EBITDA and cash paid for interest are Non-GAAP metrics. See appendix for Non-GAAP reconciliations. 4) Includes pipeline as of July 31, 2023. PSAs are subject to conditions and LOIs are non-binding. There can be no assurance the pipeline dispositions will be completed on their current terms, or at all. Metric Q2’2023 Q2’2022 Interest Coverage Ratio(3) 2.1x 2.9x Fixed-Rate Debt 77.5% 82.5% Weighted-Average Interest Rate 4.7% 3.8% Weighted-Average Debt Maturity 3.8 Years 4.6 Years Balance Sheet Highlights Weighted Average Interest Rate and Debt Maturity(2) Key Debt Metrics Balanced Debt Maturity Schedule, Limiting Refinancing Risk(1) Debt structure consists of long-term and predominantly fixed-rate debt, which includes $500 million of senior unsecured notes that are BB+ rated from S&P and BB rated from Fitch.

The Necessity Retail REIT 11 ® Where America Shops | www.necessityretailreit.com Experienced Management Team Jason Slear Executive Vice President of Real Estate Acquisitions and Dispositions ▪ Responsible for sourcing, negotiating, and closing AR Global's real estate acquisitions and dispositions ▪ Oversaw the acquisition of over $3.5 billion of real estate assets and the lease-up of over 10 million square feet during professional career Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Previously served as Senior VP of sales and leasing for American Financial Realty Trust ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Boris Korotkin Senior Vice President of Capital Markets and Corporate Strategy ▪ Responsible for leading all debt capital market transactions ▪ Former Executive Vice President of Transaction Structuring for American Financial Realty Trust Ori Kravel Senior Vice President of Corporate Development ▪ Responsible for corporate development and business strategy ▪ Executed over $12 billion of capital market transactions and over $25 billion of M&A transactions Jason Doyle Chief Financial Officer, Treasurer and Secretary ▪ Mr. Doyle previously served as chief accounting officer of Global Net Lease, Inc. (“GNL”) and Chief Financial Officer, Secretary, and Treasurer of Healthcare Trust, Inc. (“HTI”). Prior to joining AR Global and GNL, Mr. Doyle held various financial and practice leadership roles, including Acting VP Finance at Markforged, Inc. Associate Controller, Head of Global Accounting Operations at Charles River Associates and VP Finance and Practice Director, Transportation at AST Corporation, a privately-held software and management consulting firm

The Necessity Retail REIT 12 ® Where America Shops | www.necessityretailreit.com Legal Notices

The Necessity Retail REIT 13 ® Where America Shops | www.necessityretailreit.com Disclaimers Disclaimers This presentation includes estimated projections of future operating results or activities such as, among other things, leasing activity. The projections are based entirely on the future operating results and activities of the Company alone and do not take into consideration any future operating results or activities of the Company after the proposed merger with GNL. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the Company and other factors described in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, the Company's subsequent Quarterly Reports on Form 10-Q and in future filings with the SEC. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized. The industry in which we operate is subject to a high degree of uncertainty and risk due to variety of factors, including those described in the “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023 and the Company's subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K filed with the SEC. These and other factors could cause results to differ materially from those expressed in these publications and reports. This presentation contains estimates and information concerning the Company’s industry that is based on industry publications. The Company has not independently verified the accuracy of the data contained in these industry publications. These estimates and information involve a number of assumptions and limitations, and you are cautioned not to rely on or give undue weight to this information. Credit Ratings A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Each rating agency has its own methodology for assigning ratings and, accordingly, each rating should be evaluated independently of any other rating. Additional Information About the REIT Merger and Internalization Merger and Where to Find It In connection with the proposed transactions, on July 6, 2023, GNL filed with the SEC a registration statement on Form S-4 (as amended on July 17,2023), which includes a document that serves as a prospectus of GNL and a joint proxy statement of GNL and the Company. Each party also plans to file other relevant documents with the SEC regarding the proposed transactions (the “joint proxy statement/prospectus”). The Form S-4 became effective on July 18, 2023. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. The Company commenced mailing the definitive joint proxy statement/prospectus to stockholders on or about July 19, 2023. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by the Company with the SEC at the SEC's website at www.sec.gov. Copies of the documents filed by the Company with the SEC are available free of charge on the Company's website at www.necessityretailreit.com or by contacting the Company's Investor Relations at ir@rtlreit.com. Participants in the Proxy Solicitation The Company and its respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about the directors and executive officers of the Company is available in its proxy statement for the 2023 Annual Meeting, as incorporated by reference in the joint proxy statement/prospectus. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transactions. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. Investors may obtain free copies of these documents from the Company as indicated above.

The Necessity Retail REIT 14 ® Where America Shops | www.necessityretailreit.com Forward-Looking Statements Certain statements made in this presentation are “forward-looking statements” (as defined in Section 21E of the Exchange Act), including estimated projections of future operating results, and the impact and success of any proposed or recently completed acquisitions or dispositions, and which reflect the expectations of the Company regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Any statements referring to the future value of an investment in the Company, including the adjustments giving effect to the Company merging with and into Osmosis Sub I, LLC, with Osmosis Sub I continuing as the surviving entity and wholly-owned subsidiary of GNL (the “REIT Merger”) and GNL and RTL becoming internally managed (the “Internalization Merger”) as described in this communication, as well as the potential success that the combined company following completion of the proposed transactions (the "Combined Company") may have in executing the REIT Merger and Internalization Merger, are also forward-looking statements. Our potential risks and uncertainties are presented in the section titled “Item 1A-Risk Factors” disclosed in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 22, 2023, and the Company's subsequent Quarterly Reports on Form 10-Q filed with the SEC. Forward-looking statements speak as of the date they are made and, we disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward-looking statements: ▪ We may be unable to acquire properties on advantageous terms or our property acquisitions may not perform as we expect. ▪ We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID-19 pandemic, including negative impacts on our tenants and their respective businesses. ▪ We face the uncertainties and costs associated with a proxy contest and related litigation. ▪ Certain of the agreements governing our indebtedness have provisions that may limit our ability to pay dividends on our Class A common stock, our Series A Preferred Stock and our Series C Preferred Stock, and our ability to repurchase shares. ▪ If we are not able to generate sufficient cash from operations, we may have to reduce the amount of dividends we pay or identify and use other financing sources. ▪ Funding dividends from other sources such as borrowings, asset sales or equity issuances limits the amount we can use for property acquisitions, investments and other corporate purposes. ▪ Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general. ▪ Inflation and continuing increases in the inflation rate may have an adverse effect on our investments and results from operations. ▪ In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change. ▪ We depend on tenants for our rental revenue and, accordingly, our rental revenue depends upon the success and economic viability of our tenants. If a tenant or lease guarantor declares bankruptcy or becomes insolvent, we may be unable to collect balances due under relevant leases. ▪ Our tenants may not be diversified including by industry type or geographic location. ▪ The performance of our retail portfolio is linked to the market for retail space generally and factors that may impact our retail tenants, such as the increasing use of the Internet by retailers and consumers. ▪ Certain of our tenants are facing increased competition with other non-traditional and online grocery retailers and higher costs due to inflation and supply chain issues, which may negatively impact their businesses and ability to pay rent. ▪ We depend on the Advisor and Property Manager to provide us with executives, officers , key personnel and all services required for us to conduct our operations. ▪ All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us. ▪ We have long-term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances. ▪ We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due. Increases in interest rates will increase the amount of our debt payments on certain of our existing debt and any new indebtedness that we are likely to incur in the future. ▪ Our ability to reduce the level of our indebtedness depends on, among other things, sales of properties and ability to raise equity capital neither of which may be on terms acceptable to us, if at all. ▪ The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders. ▪ Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities. ▪ We may fail to continue to qualify as a REIT. ▪ The completion of the REIT Merger and the Internalization Merger (collectively, the "Proposed Transactions"), are both subject to a number of conditions, and if these conditions are not satisfied or waived, the Proposed Transactions will not be completed, which could result in the requirement that we pay certain termination fees or, in certain circumstances, that we pay expenses to the other party. ▪ Failure to complete the Proposed Transactions could negatively impact our stock price and our future business and financial results. ▪ There can be no assurance that we could become “internalized” or “self-managed” without the Internalization Merger. ▪ The opinions of the financial advisors of GNL and RTL will not reflect changes in circumstances between the date of the opinions and completion of the Proposed Transactions. ▪ There may be unexpected delays in completing either of the Proposed Transactions. ▪ Holders of our Class A common stock will have a reduced ownership and voting interest in the Combined Company after the Proposed Transactions and will exercise less influence over management of the Combined Company.

The Necessity Retail REIT 15 ® Where America Shops | www.necessityretailreit.com Appendix

The Necessity Retail REIT 16 ® Where America Shops | www.necessityretailreit.com Definitions AFFO: In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan. These amounts include, but are not limited to, legal costs incurred as a result of certain litigation. We believe that excluding litigation costs helps to provide a better understanding of the operating performance of our business. Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market lease intangibles, amortization of deferred financing costs, straight-line rent, and share-based compensation related to restricted shares and the 2021 OPP from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Annualized Straight-Line Rent (“SLR”): Straight-line rent which is annualized and calculated using the most recent available lease terms as of the period end indicated. Cash Cap Rate: For acquisitions, cash cap rate is a rate of return on a real estate investment property based on the expected, annualized cash rental income during the first year of ownership that the property will generate under its existing lease or leases. For dispositions, cash cap rate is a rate of return based on the annualized cash rental income of the property to be sold. For acquisitions, cash cap rate is calculated by dividing this annualized cash rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) by the purchase price of the property, excluding acquisition costs. For dispositions, cash cap rate is calculated by dividing the annualized cash rental income by the contract sales price for the property, excluding disposition costs. Weighted average cash cap rates are based on square feet unless otherwise indicated. Cash NOI: We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. Executed Occupancy: Includes Occupancy as defined below as of a particular date as well as all leases fully executed by both parties as of the same date where the tenant has yet to take possession as of such date. For Q2’23 and as of June 30, 2023 , there are 10 additional leases executed where rent commences over time in 2023 totaling approximately 122,200 square feet. FFO: We define FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our OP) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT's definition. Gross Asset Value: Total gross asset value of $5.1 billion, comprised of total assets of $4.3 billion plus accumulated depreciation and amortization of $0.8 billion as of June 30, 2023. Investment Grade: As used herein, Investment Grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. The term “parent" for these purposes includes any entity, including any governmental entity, owning more than 50% of the voting stock in a tenant. Ratings information is as of June 30, 2023 and based on Annualized Straight-Line Rent. Leasing Pipeline: Leasing Pipeline includes (i) all leases fully executed by both parties as of July 31, 2023, but after June 30, 2023, and (ii) all leases under negotiation with an executed LOI by both parties as of July 31, 2023. In our multi-tenant portfolio, this represents 9 leases totaling approximately 183,500 square feet and 23 LOIs totaling approximately 286,400 square feet, net of 6 terminations totaling 129,000 square feet. Leasing pipeline should not be considered an indication of future performance. Liquidity: As of June 30, 2023, the Company had $59.2 million in cash and cash equivalents, and $42.3 million available for future borrowings under the Company's credit facility. LOI: Means a non-binding letter of intent. Necessity-Based: We define Necessity-Based as properties that are leased to tenants that operate in what we believe to be service-based or essential industries such as auto services, distribution, financial services, gas/convenience, grocery, healthcare, and quick service restaurants, among others. Net Debt: For Q2’2023, represents total debt of $2.7 billion less cash and cash equivalents of $59.2 million as of June 30, 2023. For Q2’2022, represents total debt of $2.8 billion less cash and cash equivalents of $69.4 million as of June 30, 2022. NOI: Defined as a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net (loss). Occupancy: Represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated. PSA: Means a definitive purchase and sale agreement. Remaining Lease Term: Represents the outstanding tenant lease term. Weighted based on Annualized Straight-Line Rent as of the date or period end indicated. Traditional Retail: RTL’s definition of Traditional Retail includes retail properties leased to tenants in the auto retail, department store, discount retail, electronics, furniture, home improvement, home furnishing, specialty retail, and sporting good sectors.

Non-GAAP Reconciliations (Adjusted EBITDA, NOI & Cash NOI)

Non-GAAP Measures *Amounts in thousands*		(Unaudited) Three Months Ended June 30, 2023	June 30, 2022
EBITDA:			
Net loss	$	(47,692)	(50,480)
Depreciation and amortization		59,466	46,573
Interest expense		35,945	28,329
EBITDA[1]	$	**47,719**	**24,422**
Impairment of real estate investments		–	58,954
Merger, transaction and other costs[2]		4,931	206
Settlement costs[5]		8,800	–
Equity-based compensation[3]		3,519	3,176
Gain on sale of real estate investments		(5,471)	(13,438)
Other income		(596)	(944)
Expenses attributable to 2023 proxy contest and related litigation[4]		7,205	–
Adjusted EBITDA[1]	$	**66,107**	**72,724**
Asset management fees to related party		7,972	8,296
General and administrative		14,744	8,390
Expenses attributable to 2023 proxy contest and related litigation[4]		(7,205)	–
NOI[1]	$	**81,618**	**84,409**
Accretion of market lease and other intangibles, net		(1,780)	(1,582)
Straight-line rent		1,429	(1,509)
Cash NOI[1]	$	**81,267**	**86,318**
Cash Paid for Interest:			
Interest expense	$	35,495	28,329
Amortization of deferred financing costs, net		(3,607)	(3,236)
Amortization of mortgage discounts and premiums on borrowings		(329)	(174)
Total cash paid for interest	$	**32,009**	**24,919**

1) For the three months ended June 30, 2023 and June 30, 2022 includes income from a lease termination fee of $0.5 million and $5.7 million, respectively, which is recorded in Revenue from tenants in the consolidated statements of operations.
2) Primarily includes costs associated with the proposed merger with GNL, prepayment costs incurred in connection with early debt extinguishment as well as litigation costs related to the Merger.
3) For the three months ended June 30, 2023 and June 30, 2022, includes equity-based compensation expense related to the Company's restricted common shares of $0.3 million and $0.4 million, respectively.
4) Amount relates to general and administrative expenses incurred for the 2023 proxy, including related litigation, that were specifically related to the Company's 2023 proxy contest and related litigation. The Company does not consider these expenses to be part of its normal operating performance. Due to the increase in these expenses as a portion of its general and administrative expenses in the first quarter of 2023, the Company began including this adjustment to arrive at Adjusted EBITDA in order to better reflect its operating performance. The second quarter of 2022 did not have any of these expenses.
5) For the three months ended June 30, 2023, we recognized a settlement cost of $8.8 million, representing one-half of the reasonable, documented, out-of-pocket expenses (including legal fees) incurred by the Blackwells/Related Parties in connection with the proxy contest and related litigation, for which we agreed to reimburse. GNL will be responsible for reimbursing the other half of these expenses.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com 17

Non-GAAP Reconciliations (FFO & AFFO)

Non-GAAP Measures *Amounts in thousands, except per share data*		(Unaudited) Three Months Ended June 30, 2023	June 30, 2022
Funds from operations (FFO):			
Net income (loss) attributable to common stockholders (in accordance with GAAP)	$	(53,468)	(56,259)
Impairment of real estate investments		–	58,954
Depreciation and amortization		59,466	46,573
Gain on sale of real estate investments		(5,471)	(13,438)
Proportionate share of adjustments for non-controlling interests to arrive at FFO		(69)	(113)
FFO attributable to common stockholders[(1)]		**458**	**35,717**
Merger, transaction and other costs[(2)]		4,931	206
Settlement Costs[(3)]		8,800	–
Legal fees and expenses – COVID-19 Lease Disputes[(4)]		–	58
Amortization of market lease and other intangibles, net		(1,780)	(1,582)
Straight-line rent		1,429	(1,509)
Straight-line rent (rent deferral agreements)[(5)]		(4)	(446)
Amortization of mortgage (premiums) and discounts on borrowings, net		329	174
Equity-based compensation[(6)]		3,518	3,523
Amortization of deferred financing costs, net		3,607	3,236
Gain on settlement of Prairie Towne Liens [(7)]		(545)	(887)
Expenses attributable to 2023 proxy contest and related litigation[(8)]		7,205	–
Proportionate share of adjustments for non-controlling interests to arrive at AFFO		(25)	(5)
AFFO attributable to common stockholders[(1)]	**$**	**27,923**	**38,485**
Weighted-average common shares outstanding		**133,800**	**132,598**
Net income (loss) per share attributable to common stockholders — Diluted	$	(0.40)	(0.43)
FFO per common share	$	--	0.27
AFFO per common share	$	0.21	0.29
Dividends declared	$	28,521	28,599

1) FFO and AFFO for the three months ended June 30, 2023 and June 30, 2022 include income from lease modification/termination revenue of $0.5 million and $5.7 million, respectively, which are recorded in Revenue from tenants in the consolidated statements of operations.
2) Primarily includes costs associated with the proposed merger with GNL, prepayment costs incurred in connection with early debt extinguishment as well as litigation costs related to the Merger.
3) In the three months ended June 30, 2023, we recognized a settlement costs of $8.8 million, representing one-half of the reasonable, documented, out-of-pocket expenses (including legal fees) incurred by Blackwells/Related Parties in connection with the proxy contest and related litigation described herein and the Agreement, for which we agreed to reimburse. GNL will be responsible for reimbursing the other half of these expenses.
4) Reflects legal costs incurred related to disputes with tenants due to store closures or other challenges resulting from COVID-19. The tenants involved in these disputes had not recently defaulted on their rent and, prior to the second and third quarters of 2020, had recently exhibited a pattern of regular payment. Based on the tenants involved in these matters, their history of rent payments, and the impact of the pandemic on current economic conditions, the Company views these costs as COVID-19-related and separable from its ordinary general and administrative expenses related to tenant defaults. The Company engaged counsel in connection with these issues separate and distinct from counsel the Company typically engages for tenant defaults. The amount reflects what the Company believes to be only those incremental legal costs above what the Company typically incurs for tenant-related dispute issues. The Company may continue to incur these COVID-19 related legal costs in the future.
5) Represents amounts related to deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on the Company's consolidated balance sheet but are considered to be earned revenue attributed to the current period for which rent was deferred for purposes of AFFO as they are expected to be collected. Accordingly, when the deferred amounts are collected, the amounts reduce AFFO. For rent abatements (including those qualified for FASB relief), where contractual rent has been reduced, the reduction is reflected over the remaining lease term for accounting purposes but represents a permanent reduction and the Company has, accordingly reduced its AFFO. As of June 30, 2023, the Company has substantially collected all previously deferred rents.
6) Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi-year outperformance agreements for all periods presented.
7) Included in other income for the three months ended June 30, 2022 was a gain of $0.5 million on prior liens incurred on our Prairie Towne property as a result of a settlement with the lien holder during the three months ended June 30, 2022. Management does not consider this gain to be part of our normal operating performance and has, accordingly, reduced our AFFO for this amount.
8) Amounts relate to general and administrative expenses incurred for the Company's 2023 proxy contest and related litigation. The Company does not consider these expenses to be part of its normal operating performance and has, accordingly, increased its AFFO for this amount.

The Necessity Retail REIT® *Where America Shops* | www.necessityretailreit.com

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